EXHIBIT 5.1

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440
                               FAX (305) 789-3395

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
E. RICHARD ALHADEFF      THEODORE A. JEWELL        BETTY CHANG ROWE                    OWEN S. FREED
LOUISE JACOWITZ ALLEN    SHARON LEE JOHNSON        STEVEN D. RUBIN                    SENIOR COUNSEL
STUART D. AMES           MICHAEL I. KEYES          MIMI L. SALL
LAWRENCE J. BAILIN       ROBERT T. KOFMAN          NICOLE S. SAYFIE                   DAVID M. SMITH
AMANDA C. BARRY          CHAD K. LANG              RICHARD E. SCHATZ                LAND USE CONSULTANT
PATRICK A. BARRY         PAUL TAGER LEHR           LESTER E. SEGAL
SHAWN BAYNE              VERNON L. LEWIS           DAVID M. SEIFER
SUSAN FLEMING BENNETT    TERRY M. LOVELL           JOSE G. SEPULVEDA                   TAMPA OFFICE
LISA K. BERG             JOY SPILLIS LUNDEEN       JAY B. SHAPIRO                       SUITE 2200
MARK J. BERNET           GEOFFREY MacDONALD        MARTIN S. SIMKOVIC            SUNTRUST FINANCIAL CENTRE
HANS C. BEYER            MICHAEL C. MARSH          CURTIS H. SITTERSON            401 EAST JACKSON STREET
STEPHEN R. CALKINS       BRIAN J. McDONOUGH        RONNI D. SOLOMON                TAMPA, FLORIDA 33602
ELLEN I. CHO             ANTONIO R. MENENDEZ       MARK D. SOLOV
SETH THOMAS CRAINE       FRANCISCO J. MENENDEZ     EUGENE E. STEARNS                  (813) 223-4800
PETER L. DESIDERIO       ALISON W. MILLER          JENNIFER D. STEARNS
MARK P. DIKEMAN          VICKI LYNN MONROE         BRADFORD SWING
DREW M. DILLWORTH        HAROLD D. MOOREFIELD, JR. SUSAN J. TOEPFER               FORT LAUDERDALE OFFICE
SHARON QUINN DIXON       JOHN N. MURATIDES         ANNETTE TORRES                       SUITE 1900
ALAN H. FEIN             JOHN K. OLSON             DENNIS R. TURNER             200 EAST BROWARD BOULEVARD
ANGELO M. FILIPPI        JAY P. W. PHILP           RONALD L. WEAVER            FORT LAUDERDALE, FLORIDA 33301
ANDREA F. FISHER         KARA E. PLUNKETT          ROBERT I. WEISSLER
ROBERT E. GALLAGHER, JR. DAVID C. POLLACK          PATRICIA G. WELLES                 (954) 462-9500
CHAVA E. GENET           DARRIN J. QUAM            THOMAS H. WILLIAMS, JR.
LATASHA A. GETHERS       JOHN M. RAWICZ            MARTIN B. WOODS
PATRICIA K. GREEN        PATRICIA A. REDMOND
JOSEPH K. HALL           ELIZABETH G. RICE
ALICE R. HUNEYCUTT       GLENN M. RISSMAN
RICHARD B. JACKSON       DAVID A. ROTHSTEIN
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                                  May 25, 1999

Mr. Jose M. Sariego
Senior Vice President - General Counsel
MasTec, Inc.
3155 N.W. 77th Avenue
Miami, Florida 33122-1205

               Re:    Registration Statement on Form S-4
                      (REGISTRATION NO. 333-           ) OF MASTEC, INC.

Dear Mr. Sariego:

        As counsel to MasTec, Inc., a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the above referenced registration statement relating to the sale by the Corporation of up to 2,000,000 shares of the Corporation's common stock, par value $.10 per share (the "Shares").

        In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

                       STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.

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Mr. Jose M. Sariego
May 25, 1999
Page 2

        Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Shares by the Corporation, against payment of adequate consideration therefor to the Corporation, the Shares will be validly issued, fully paid and non-assessable.

        This opinion is intended solely for the Corporation's use in connection with the registration of the Shares and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur. We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                                               Very truly yours,
                                                  STEARNS WEAVER MILLER WEISSLER
                                                      ALHADEFF & SITTERSON, P.A.
                       STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.